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                                                                   EXHIBIT 21.01


                        CSG SYSTEMS INTERNATIONAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1997

                                                  STATE OR COUNTRY
                SUBSIDIARY                        OF INCORPORATION
                ----------                        ----------------
                CSG Systems, Inc.                 Delaware
                Bytel Limited                     United Kingdom